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FRIEDMAN                                                      1700 BROADWAY
ALPREN &                                                      NEW YORK, NY 10019
GREEN LLP                                                     212-582-1600
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS                  FAX 212-265-4761
                                                              www.nyccpas.com






                         CONSENT OF INDEPENDENT AUDITORS




       We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 1, 2002 in the Registration Statement of Levcor International, Inc. for the registration of 2,786,972 shares of its common stock and 4,555,007 shares of its Series A preferred stock.








                                                 /s/ Friedman Alpren & Green LLP
                                                 -------------------------------
                                                     Friedman Alpren & Green LLP


New York, New York
August 22, 2002